AQUILA
                     TAX-FREE TRUST OF ARIZONA

      380 Madison Avenue, Suite 2300, New York, N.Y. 10017


                   NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD
                      on October 24, 1998

TO OUR SHAREHOLDERS:

     The purpose of this Notice is to advise you that an Annual
Meeting of the Shareholders of Tax-Free Trust of Arizona (the
"Trust") will be held:

Place:         (a)  at Ritz-Carlton/Phoenix
                    2401 E. Camelback Road
                    Phoenix, AZ 85016

Time:          (b)  on October 24, 1998
                    at 10:00 a.m., local time;

Purposes:      (c)  for the following purposes:

               (i) to elect seven Trustees; each Trustee elected will hold office until the next annual meeting of the Trust's shareholders or until his or her successor is duly elected;

               (ii) to ratify (that is, to approve) or reject the selection of KPMG Peat Marwick LLP as the Trust's independent auditors for the fiscal year ending
               June 30, 1999 (Proposal No. 1); and


PLEASE NOTE:
If you do not expect to attend the Meeting, you are requested to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying stamped envelope. To avoid unnecessary expense to the Trust, your cooperation is requested in mailing in your proxy no matter how large or small your holding may be.


               (iii) to act upon any other matters which may properly come before the Meeting at its scheduled time and place or any adjourned meeting or meetings.

Who Can
Vote What
Shares: (d) To vote at the Meeting, you must have been a shareholder on the Trust's records at the close of business on August 10, 1998 (the "record date"). Also, the number of shares of each of the Trust's three outstanding classes of shares that you held at that time and the respective net asset values of each class of shares at that time determine the number of votes you may cast at the Meeting (or any adjourned meeting or meetings).




               By Order of the Board of Trustees,


                       EDWARD M. W. HINES
                            Secretary



September 8, 1998

                             AQUILA

                    Tax-Free Trust of Arizona

    380 Madison Avenue, Suite 2300, New York, New York 10017

                         PROXY STATEMENT

                          INTRODUCTION

     The purpose of the Notice (the first two pages of this document) is to advise you of the time, place and purposes of an Annual Meeting of the Shareholders of Tax-Free Trust of Arizona (the "Trust"). The purpose of this proxy statement (all the remainder of this document) is to give you information on which you may base your decisions as to the choices, if any, you make on the enclosed proxy card.

     A copy of the Trust's most recent annual report and most recent semi-annual report will be sent to you without charge upon written request to the Trust's Distributor, Aquila Distributors, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017 or by calling 800-437-1020 toll-free or 212-697-6666.

      The Trust's organizer and Manager (the "Manager") is Aquila Management Corporation, 380 Madison Avenue, Suite 2300, New York, NY 10017. The Trust's principal underwriter (the "Distributor") is Aquila Distributors, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017. The Trust's Investment Sub-Adviser (the "Sub-Adviser") is Banc One Investment Advisors Corporation, 241 North Central Avenue, Phoenix, AZ 85004.

     This Notice and Proxy Statement are first being mailed on or about September 8, 1998.

     The enclosed proxy card authorizes the persons named (or their substitutes) to vote your shares; the Trust calls these persons the "proxy holders." As to the election of Trustees you may authorize the proxy holders to vote your shares for the entire slate indicated below by marking the appropriate box on the proxy card or by merely signing and returning your proxy card with no instructions. Or, you may withhold the authority of the proxy holders to vote on the election of Trustees by marking the appropriate box. Also, you may withhold that authority as to any particular nominee by following the instructions on the proxy card.

     As to the other matter listed on the proxy card, you may direct the proxy holders to vote your shares on that proposal by checking the appropriate box "For" or "Against" or instruct them not to vote your shares on the proposal by checking the "Abstain" box. If you return your signed proxy card and do not check any box on the proposal, the proxy holders will vote your shares for the proposal. Shares held by brokers in "street name" and not voted or marked as abstentions will not be counted for purposes of determining a quorum.

     You may end the power of the proxy holders to vote your shares, after you have signed and returned your proxy card but before the power is used, by: (i) so notifying the Trust in writing; (ii) signing a new and different proxy card (if the Trust receives it before the old one is used); or (iii) voting your shares at the meeting in person or by your duly appointed agent.

     The Trust is sending you this Notice and Proxy Statement in connection with the solicitation by its Trustees of proxy cards ("proxies") to be used at the Annual Meeting to be held at the time and place and for the purposes indicated in the Notice or any adjourned meeting or meetings. The Trust pays the costs of the solicitation. Proxies are being solicited by the use of the mails; they may also be solicited by telephone, facsimile and personal interviews. Brokerage firms, banks and others may be requested to forward this Notice and Proxy Statement to beneficial owners of the Trust's shares so that these owners may authorize the voting of these shares. The Trust will pay these firms for their out-of-pocket expenses for doing so.

     On the record date, the Trust had three classes of shares outstanding. All shareholders of the Trust of all classes are entitled to vote at the meeting. Each shareholder on the record date is entitled to one vote for each dollar (and a proportionate fractional vote for each fraction of a dollar) of net asset value (determined as of the record date) represented by full and fractional shares of any class held on the record date. On the record date, the net asset value per share of each of the Trust's outstanding classes of shares was as follows: Class A Shares, $10.85; Class C Shares, $10.87; and Class Y Shares, $10.88. The meeting is expected to act only upon matters that affect the Trust as a whole: the election of Trustees and the action on the selection of auditors (Proposal No. 1). On matters that affect the Trust as a whole, all shareholders of the Trust, including the shareholders of all classes of the Trust, are entitled to vote at the meeting.

     On the record date the total number of each class of shares of the Trust outstanding and entitled to vote was: Class A Shares, 36,344,478; Class C Shares, 79,167; and Class Y Shares, 11,734. Dean Witter, 5 World Trade center, 6th Floor, New York, NY held 58,923 C Shares in 7 accounts (74.4% of the class). On the basis of information received from the holder, the Trust's management believes that all of the shares indicated are held for the benefit of clients. R. F. Marotta, Brooklyn, NY held of record 2,417 Class Y Shares (20.6% of the class); L. Marotta, Brooklyn, NY held of record 1,965 Class Y Shares (16.7% of the class); E.H. Zube and M.J. Zube, Trustees, Tucson, AZ held of record 4,013 Class Y Shares (34.2% of the class) and M. Zube, Trustee, held of record 3,327 Class Y Shares (28.4% of the class). The Trust's management is not aware of any other person beneficially owning more than 5% of any class of its outstanding shares as of such date.

                      ELECTION OF TRUSTEES

     At the Meeting, seven Trustees are to be elected. Whenever it is stated in this Proxy Statement that a matter is to be acted on at the Meeting, this means the Meeting held at the scheduled time or any adjourned meeting or meetings.

     Each Trustee elected will serve until the next annual meeting or until his or her successor is duly elected. The nominees selected by the Trustees are named in the table below. See "Introduction" above for information as to how you can instruct the proxy holders as to the voting of your shares as to the election of Trustees.

     All of the nominees are presently Trustees and were elected by the shareholders in November, 1997. Mr. Herrmann, Mr. Courtney, Mr. Ensign and Ms. Mills have been Trustees since the beginning of the Trust's operations in 1986. Mr. Carlson has been a Trustee since 1987. Ms. Herrmann and Mr. Lucking have been Trustees since 1994. In the material below and elsewhere in this Proxy Statement, Aquila Management Corporation is referred to as the "Manager" and the Trust's Distributor, Aquila Distributors, Inc., is referred to as the "Distributor." Mr. Herrmann is an interested person of the Trust as that term is defined in the Investment Company Act of 1940 (the "1940 Act") as an officer of the Trust and a director, officer and shareholder of the Manager and the Distributor. Ms. Herrmann is an interested person of the Trust as an officer of the Trust and the Manager and a shareholder of the Distributor. Each is also an interested person as a member of the immediate family of the other. They are so designated by an asterisk.

     Described in the following material are the name, positions with the Trust, age as of August 10, 1998 and business experience during at least the past five years (other than with the Trust) of each nominee and all officers of the Trust. All shares listed as owned by the Trustees are Class A Shares unless indicated otherwise.

Lacy B. Herrmann*, President and Chairman of the Board of
Trustees, Age: 69, Shares Owned: 202 (1)

Founder and Chairman of the Board of Aquila Management Corporation since 1984, the sponsoring organization and Manager or Administrator and/or Adviser or Sub-Adviser to the following open-end investment companies, and Founder, Chairman of the Board of Trustees, and President of each: Hawaiian Tax-Free Trust since 1984; Tax-Free Trust of Oregon since 1986; Tax-Free Fund of Colorado since 1987; Churchill Tax-Free Fund of Kentucky since 1987; Tax-Free Fund For Utah since 1992; and Narragansett Insured Tax-Free Income Fund since 1992; each of which is a tax-free municipal bond fund, and two equity funds, Aquila Rocky Mountain Equity Fund since 1993 and Aquila Cascadia Equity Fund since 1996, which, together with this Trust are called the Aquila Bond and Equity Funds; Pacific Capital Cash Assets Trust since 1984; Churchill Cash Reserves Trust since 1985; Pacific Capital U.S. Government Securities Cash Asset Trust since 1988; Pacific Capital Tax-Free Cash Assets Trust since 1988; each of which is a money market fund, and together with Capital Cash Management Trust ("CCMT") are called the Aquila Money-Market Funds; Vice President and Director, and formerly Secretary, of Aquila Distributors, Inc. since 1981, distributor of the above funds; President and Chairman of the Board of Trustees of CCMT, a money market fund since 1981, and an Officer and Trustee/Director of its predecessors since 1974; Chairman of the Board of Trustees and President of Prime Cash Fund (which is inactive), since 1982 and of Short Term Asset Reserves 1984-1996; President and a Director of STCM Management Company, Inc., sponsor and sub-adviser to CCMT; Chairman, President, and a Director since 1984, of InCap Management Corporation, formerly sub-adviser and administrator of Prime Cash Fund and Short Term Asset Reserves, and Founder and Chairman of several other money market funds; Director or Trustee of OCC Cash Reserves, Inc. and Quest For Value Accumulation Trust, and Director or Trustee of Oppenheimer Quest Value Fund, Inc., Oppenheimer Quest Global Value Fund, Inc. and Oppenheimer Rochester Group of Funds, each of which is an open-end investment company; Trustee of Brown University, 1990-1996 and currently Trustee Emeritus; actively involved for many years in leadership roles with university, school and charitable organizations.

(1) In addition, the Manager holds of record 11 Class Y Shares.

Arthur K. Carlson, Trustee, Age: 76, Shares Owned: 4,284

Retired; Advisory Director of the Renaissance Companies (design and construction companies of commercial, industrial and upscale residential properties) since 1996; Senior Vice President and Manager of the Trust Division of The Valley National Bank of Arizona, 1977-1987; Trustee of Tax-Free Fund of Colorado, Hawaiian Tax-Free Trust, and Pacific Capital Cash Assets Trust since 1987, of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Government Securities Cash Assets Trust since 1988 and of Aquila Rocky Mountain Equity Fund since 1993; previously Vice President of Investment Research at Citibank, New York City, and prior to that Vice President and Director of Investment Research of Irving Trust Company, New York City; past President of The New York Society of Security Analysts and currently a member of the Phoenix Society of Financial Analysts; formerly Director of the Financial Analysts Federation; past Chairman of the Board and past Director of Mercy Healthcare of Arizona, Phoenix, Arizona; Director of St. Joseph's Hospital Foundation since 1996 and Director of Northern Arizona University Foundation since 1990, present or formerly an officer and/or director of various other community and professional organizations.

Thomas W. Courtney, Trustee, Age: 65, Shares Owned: 656

President of Courtney Associates, Inc., a venture capital firm, since 1988; General Partner of Trivest Venture Fund, 1983-1988; President of Federated Investment Counseling Inc., 1975-1982; President of Boston Company Institutional Investors, Inc., 1970-1975; formerly a Director of the Financial Analysts Federation; Trustee of Hawaiian Tax-Free Trust and Pacific Capital Cash Assets Trust since 1984, and of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Government Securities Cash Assets Trust since 1988; Trustee of numerous Oppenheimer Capital and Oppenheimer Management Funds.

William L. Ensign, Trustee, Age: 69, Shares Owned: 677 (2)

Planning and Architectural Consultant; Acting Architect of the United States Capital 1995-1997; Assistant Architect of the United States Capital 1980-1995; previously President and CEO, McLeod Ferrara Ensign, an international planning and design firm based in Washington DC; Fellow and former Director of the American Institute of Architects; District of Columbia Zoning Commissioner 1989-1997; member, U.S. Capitol Police Board 1995-1997, National Advisory Council on Historic Preservation 1989-1997, National Capital Memorial Commission 1989-1997; Acting Director of the U.S. Botanic Garden 1995-1997; Trustee, National Building Museum 1995-1997; Trustee of Tax-Free Fund For Utah since 1991; Trustee of Oxford Cash Management Fund, 1983-1989.

(2) Held jointly with his wife.

Diana P. Herrmann*, Trustee, Age: 40, Shares Owned: 481

Trustee of Tax-Free Trust of Oregon since 1994, of Churchill Tax-Free Fund of Kentucky and Churchill Cash Reserves Trust since 1995, of Aquila Cascadia Equity Fund since 1996 and of Aquila Rocky Mountain Equity Fund, Capital Cash Management Trust and Tax-Free Fund for Utah since 1997; President and Chief Operating Officer of the Manager since 1997; Senior Vice President and Secretary, and formerly Vice President, of the Manager since 1986 and Director since 1984; Senior Vice President or Vice President and formerly Assistant Vice President of the Aquila Money-Market Funds since 1986; Senior Vice President or Vice President of the Aquila Bond and Equity Funds since 1997; Vice President of InCap Management Corporation since 1986 and Director since 1983; Assistant Vice President of Oxford Cash Management Fund, 1986-1988 and Prime Cash Fund 1986-1996; Assistant Vice President and formerly Loan Officer of European American Bank, 1981-1986; daughter of the Trust's President; Trustee of the Leopold Schepp Foundation (academic scholarships) since 1995; actively involved in mutual fund and trade associations and in college and other volunteer organizations.

John C. Lucking, Trustee, Age: 55, Shares Owned: 1,276

President, Econ-Linc, an economic consulting firm, since 1995; Consulting Economist, Bank One Arizona (formerly Valley National Bank of Arizona) 1994-1996; Chief Economist, Valley National Bank of Arizona, 1987-1994; Municipal bond analyst and government securities institutional sales representative, Valley National Bank of Arizona, 1984-1987; Financial Analyst, Phelps Dodge Corporation (a mining company) 1980-1984; Director of New Mexico and Arizona Land Company since 1993; Director of Northern Arizona University Investment Committee since 1997; Director SANU Resources and SHRI (privately held mining and exploration companies) since 1996; Director: Arizona Historical Foundation and The Arizona Mining and Mineral Museum Foundation. Member:
Joint Legislative Budget Committee Economic Advisory Panel; Western Blue Chip Economic Forecast Panel; The Economic Club of Phoenix; The Arizona Economic Roundtable; The National Association of Business Economists and the National Association of Corporate Directors.

Anne J. Mills, Trustee,  Age: 59, Shares Owned: 764

Vice President for Business Affairs of Ottawa University since 1992; Director of Customer Fulfillment, U.S. Marketing and Services Group, IBM Corporation, 1990-1991; Director of Business Requirements of that Group, 1988-1990; Director of Phase Management of that Group, 1985-1988; Budget Review Officer of the American Baptist Churches/USA, 1994-1997; Director of the American Baptist Foundation 1985-1986 and since 1998; Trustee of Brown University; Trustee of Churchill Cash Reserves Trust since 1985,, of Churchill Tax-Free Fund of Kentucky, Tax-Free Fund of Colorado and Capital Cash Management Trust since 1987 and of Tax-Free Fund For Utah since 1994.

William C. Wallace, Senior Vice President, Age: 63

Vice President of Capital Cash Management Trust and Pacific Capital Cash Assets Trust since 1984; Senior Vice President of Hawaiian Tax-Free Trust since 1985 and Vice President, 1984-1985; Vice President of Tax-Free Trust of Oregon since 1986, of Churchill Tax-Free Fund of Kentucky and Tax-Free Fund of Colorado since 1987, of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Government Securities Cash Assets Trust since 1988 and of Narragansett Insured Tax-Free Income Fund since 1992; Secretary and Director of STCM Management Company, Inc. since 1974; President of the Distributor 1995-1998 formerly Vice President of the Distributor, 1986-1992; Member of the Panel of Arbitrators, American Arbitration Association, since 1978; Assistant Vice President, American Stock Exchange, Market Development Division, and Director of Marketing, American Gold Coin Exchange, a subsidiary of the American Stock Exchange, 1976-1984.

Susan A. Cook, Vice President, Age: 43

Registered Representative of Aquila Distributors, Inc. since 1993; Account Executive, Cowen & Company, Members of the New York Stock Exchange, 1988-1991. Institutional Sales and Trading at Robertson, Stephens, & Montgomery Securities in San Francisco, CA, 1981-1986.

Rose F. Marotta, Chief Financial Officer,   Age: 74

Chief Financial Officer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1991 and Treasurer, 1981-1991; formerly Treasurer of the predecessor of CCMT; Treasurer and Director of STCM Management Company, Inc., since 1974; Treasurer of Trinity Liquid Assets Trust, 1982-1986 and of Oxford Cash Management Fund, 1982-1988; Treasurer of InCap Management Corporation since 1982, of the Manager since 1984 and of the Distributor since 1985.

Richard F. West, Treasurer,  Age: 62

Treasurer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds and of Aquila Distributors, Inc. since 1992; Associate Director of Furman Selz Incorporated, 1991-1992; Vice President of Scudder, Stevens & Clark, Inc. and Treasurer of Scudder Institutional Funds, 1989-1991; Vice President of Lazard Freres Institutional Funds Group, Treasurer of Lazard Freres Group of Investment Companies and HT Insight Funds, Inc., 1986-1988; Vice President of Lehman Management Co., Inc. and Assistant Treasurer of Lehman Money Market Funds, 1981-1985; Controller of Seligman Group of Investment Companies, 1960-1980.

Edward M. W. Hines, Secretary,  Age: 58

Partner of Hollyer Brady Smith Troxell Barrett Rockett Hines & Mone LLP, attorneys, since 1989 and counsel, 1987-1989; Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1982; Secretary of Trinity Liquid Assets Trust, 1982-1985 and Trustee of that Trust, 1985-1986; Secretary of Oxford Cash Management Fund, 1982-1988.

John M. Herndon, Assistant Secretary,  Age: 58

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995 and Vice President of the Aquila Money-Market Funds since 1990; Vice President of the Manager since 1990; Investment Services Consultant and Bank Services Executive of Wright Investors' Service, a registered investment adviser, 1983-1989; Member of the American Finance Association, the Western Finance Association and the Society of Quantitative Analysts.

Patricia A. Craven, Assistant Secretary & Compliance Officer
Age: 32

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995; Counsel to the Manager and the Distributor since 1995; Secretary of the Distributor since 1997; formerly a Legal Associate for Oppenheimer Management Corporation, 1993-1995.

Compensation of Trustees

     The Trust does not pay fees to Trustees affiliated with the Manager or to any of the Trust's officers. During the fiscal year ended June 30, 1998, the Trust paid $92,409 in fees and reimbursement of expenses to its other Trustees. The Trust is one of 14 funds in the Aquilasm Group of Funds, which consist of tax-free municipal bond funds, money market funds and equity funds. The following table lists the compensation of all Trustees who received compensation from the Trust and the compensation they received during the Trust's fiscal year from other funds in the Aquilasm Group of Funds. None of such Trustees has any pension or retirement benefits from the Trust or any of the other funds in the Aquila group.




                                   Compensation        Number of
                                   from all            boards on
               Compensation        funds in the        which the
               from the            Aquilasm            Trustee
Name           Trust               Group               now serves

Arthur K. Carlson   $9,161              $56,259             7

Thomas W. Courtney  $9,815              $49,849             5

William L. Ensign   $10,334             $13,928             2

John C. Lucking     $8,600              $8,600              1

Anne J. Mills       $10,394             $33,911             6


     The Manager is manager or administrator to the Aquilasm
Group of Funds which consists of tax-free municipal bond funds, money market funds and equity funds. As of June 30, 1998, these funds had aggregate assets of approximately $3.0 billion, of which approximately $1.9 billion consisted of assets of the tax-free municipal bond funds. The Manager is controlled by Mr. Lacy
B. Herrmann, through share ownership directly, through a trust and by his wife. For the Trust's fiscal year ended June 30, 1998 fees of $279,112 were accrued to each of the Manager and Sub-
Adviser under the former advisory and administration agreements in effect through November 6, 1997, and $1,022,516 was accrued to the Manager, of which $511,258 was paid to the Sub-Adviser, under the Advisory and Administration and Sub-Advisory agreements in effect thereafter.

     The Distributor currently handles the distribution of the shares of fourteen funds (five money market funds, seven tax-free municipal bond funds and two equity funds), including the Trust.
Under the Distribution Agreement, the Distributor is responsible for the payment of certain printing and distribution costs relating to prospectuses and reports as well as the costs of supplemental sales literature, advertising and other promotional activities. The shares of the Distributor are owned 75% by Mr.
Herrmann and 25% by Diana P. Herrmann. During the fiscal year ended June 30, 1998, $592,052 was paid under the Trust's
Distribution Plan to Qualified Recipients with respect to Class A
Shares, of which $21,386 was retained by the Distributor. All of such payments were for compensation. During the Trust's fiscal year ended June 30, 1998, under the Plan and under the Trust's
Shareholder Services Plan, $4,622 was paid with respect to the Trust's Class C Shares of which $4,330 was retained by the Distributor. All of such payments were for compensation.

     At the date of this proxy statement, there is a proposed transaction whereby all of the shares of the Distributor, which are currently owned by Mr. Herrmann and Ms. Herrmann, will be owned by certain directors and/or officers of the Manager and/or the Distributor including Mr. Herrmann and Ms. Herrmann.

Other Information on Trustees

     The Trustees have appointed an Audit Committee consisting of all of the Trustees (the "Independent Trustees") who are not "interested persons" of the Trust, as that term is defined in the 1940 Act. The Committee (i) recommends to the Board of Trustees what firm of independent auditors will be selected by the Board of Trustees (subject to shareholder ratification); (ii) reviews the methods, scope and result of audits and the fees charged; and
(iii) reviews the adequacy of the Trust's internal accounting procedures and controls. The Committee held two meetings during the Trust's last fiscal year. The Board of Trustees does not have a nominating committee. During the Trust's last fiscal year, the Board of Trustees held four meetings. All Trustees were present for at least 75% of the total number of Board meetings and Audit
Committee Meetings (if such Trustee was a member of that Committee).

                    RATIFICATION OR REJECTION
                         OF SELECTION OF
                      INDEPENDENT AUDITORS
                        (Proposal No. 1)

     KPMG Peat Marwick LLP, which is currently serving as the Trust's auditors, has been selected by the Trust's Board of Trustees, including a majority of the Independent Trustees, as the Trust's independent auditors for the fiscal year ending June
30, 1999. Such selection is submitted to the shareholders for ratification or rejection.

     The firm has no direct or indirect financial interest in the Trust, the Trust's Manager or the Trust's Sub-Adviser. It is expected that representatives of the firm not will be present at the meeting but will be available should any matter arise requiring their presence.


                           RECEIPT OF
                      SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange
Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Trust's proxy statement and proxy card for a particular annual meeting. One of these conditions relates to the timely receipt by the Trust of any such proposal. Under these rules, proposals submitted for inclusion in the proxy material for the Trust's next annual meeting after the meeting to which this Proxy
Statement relates must be received by the Trust not less than 120 days before the anniversary of the date stated in this Proxy
Statement for the first mailing of this Proxy Statement. The date for such submission could change, depending on the scheduled date for the next annual meeting; if so, the Trust will so advise you.

     The fact that the Trust receives a shareholder proposal in a timely manner does not insure its inclusion in the Trust's proxy material, since there are other requirements in the proxy rules relating to such inclusion.

                         OTHER BUSINESS

     The Trust does not know of any other matter which will come up for action at the Meeting. If any other matter or matters properly come up for action at the Meeting, including any adjournment of the Meeting, the proxy holders will vote the shares which the proxy cards entitle them to vote in accordance with their judgment on such matter or matters. That is, by signing and returning your proxy card, you give the proxy holders discretionary authority as to any such matter or matters.


                     TAX-FREE TRUST OF ARIZONA

        PROXY FOR SHAREHOLDERS MEETING OCTOBER 24, 1998

            PROXY SOLICITED ON BEHALF OF THE TRUSTEES

     The undersigned shareholder of TAX-FREE TRUST OF ARIZONA
(the "Trust") does hereby appoint LACY B. HERRMANN, DIANA P.
HERRMANN and EDWARD M. W. HINES, or any of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Tax-Free Trust of Arizona to be held on October 24, 1998, at the Ritz Carlton /
Phoenix, 2401 E. Camelback Road, Phoenix, AZ 85016 at 10:00 a.m.
local time, and at all adjournments thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed below.

     Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

     Management recommends a vote for all nominees listed below and for the proposal listed below. The shares represented hereby will be voted as indicated below or FOR if no choice is indicated.

     As to any other matter said attorneys shall vote in accordance with their best judgment.


          Election of Trustees
                __
               [__]       For All
                __
               [__]       Withhold All
                __
               [__]       For All Except

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
                                        ---------------
(1) LACY B. HERRMANN; (2) ARTHUR K. CARLSON;
(3) THOMAS W. COURTNEY; (4) WILLIAM L. ENSIGN;
(5) DIANA P. HERRMANN; (6) JOHN C. LUCKING; (7) ANNE J. MILLS;

         Vote On Proposal

Ratification of selection of KPMG Peat Marwick LLP as independent auditors (Proposal No.1 in Proxy Statement)

                               __           __            __
                          FOR [__] AGAINST [__]  ABSTAIN [__]


Please check here if planning to attend the Annual Meeting of
Shareholders.
                                __
                               [__]

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as a custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your full title as such. Joint owners should each sign.

               __________________________________
Signature (PLEASE SIGN WITHIN BOX)       Date

               __________________________________
Signature (Joint Owners)                 Date
